Exhibit 10.16

LIPOSCIENCE, INC.

2007 STOCK INCENTIVE PLAN

1.	Purpose

The purpose of this 2007 Stock Incentive Plan (the “Plan”) of LipoScience, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to align their interests with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” includes the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and other business ventures (including, without limitation, any joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.	Eligibility[1]

All of the Company’s employees, officers, directors, and individual consultants and advisors (each a “Service Provider”) are eligible to receive options, restricted stock, restricted stock units and other stock-based awards (each, an “Award”) under the Plan. Each person who receives an Award under the Plan is deemed a “Participant.”

3.	Administration and Delegation

(a) Administration by Board of Directors. The Plan shall be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

(b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.

[1]

The entire Plan may be disqualified from using Form S-8 unless consultants or advisors to whom awards are made satisfy each of the following: (i) the consultant/advisor is a natural person, (ii) who provides bona fide services to the Company not connected to a capital raising transaction or the promotion or creation of a market for the Company’s securities. Further, the exemption from registration under Rule 701 is not available for awards to consultants or advisors that do not satisfy the foregoing conditions. Accordingly, if the Company reasonably anticipates using Form S-8 and awards are going to be granted to an entity as compensation for consulting or advisory work, the award should not be granted under the Plan, but rather under a separate arrangement (or the grant can be made directly in the name of the natural person who actually provides services at the entity).

4.	Stock Available for Awards.

(a) Subject to adjustment under Section 8, Awards may be made under the Plan for up to 1,298,043 shares of the common stock of the Company, $0.001 par value per share (the “Common Stock”). If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. Further, shares of Common Stock tendered to the Company by a Participant to exercise an Award shall be added to the number of shares of Common Stock available for the grant of Awards under the Plan. However, in the case of Incentive Stock Options (as hereinafter defined), the foregoing provisions shall be subject to any limitations under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(b) Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a), except as may be required by reason of Section 422 and related provisions of the Code.

5.	Stock Options

(a) General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option, or portion of an Option, which is not intended to be or fails to qualify as an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option.”

(b) Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of the Company and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. A Participant who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company shall not be eligible for the grant of an Incentive Stock Option unless (i) the exercise price is at least 110% of the Fair Market Value (as defined below) on the date the Option is granted and (ii) such Incentive Stock Option by its terms is not exercisable after the expiration of five years from the date the Option is granted. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or for any action taken by the Board pursuant to Section 9(f), including without limitation the conversion of an Incentive Stock Option to a Nonstatutory Stock Option.

(c) Exercise Price. The Board shall establish the exercise price of each Option and specify such exercise price in the applicable option agreement. Unless specifically otherwise provided by the Board at the time of grant, the exercise price shall be not less than 100% of the Fair Market Value on the date the Option is granted; provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Fair Market Value on such future date. Any Nonstatutory Stock Option granted with an exercise price that is below Fair Market Value on the date of grant shall contain terms and conditions that comply with the requirements of Section 409A of the Code. The term “Fair Market Value” shall mean, as of a given date: (i) if the Common Stock is listed on a national securities exchange, the last sale price of the Common Stock in the principal trading market for the Common Stock on such date; (ii) if the Common Stock is not listed on a national securities exchange, but is traded in the over-the counter market, the closing bid price for the Common Stock on such date, as reported by the OTC Bulletin Board or the National Quotation Bureau, Incorporated or similar publisher of such quotations; or (iii) if the Common Stock is not listed on a national securities exchange or traded in the over-the-counter market, such price as shall be determined by (or in a manner approved by) the Board in good faith and in compliance with applicable provisions of the Code and the regulations issued thereunder.

(d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement.

(e) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares of Common Stock for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company following exercise either as soon as practicable or, subject to such conditions as the Board shall specify, on a deferred basis (with the Company’s obligation to be evidenced by an instrument providing for future delivery of the deferred shares at the time or times specified by the Board).

(f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as may otherwise be provided in the applicable option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3) when the Common Stock is registered under the Exchange Act and to the extent provided for in the applicable option agreement or approved by the Board, in its sole discretion, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their Fair Market Value, provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4) to the extent permitted by applicable law and provided for in the applicable option agreement or approved by the Board, in its sole discretion, by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

(5) by any combination of the above permitted forms of payment.

6.	Restricted Stock; Restricted Stock Units

(a) General. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. Instead of granting Awards for Restricted Stock, the Board may grant Awards entitling the recipient to receive shares of Common Stock to be delivered at the time such shares of Common Stock vest (“Restricted Stock Units”) (Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”).

(b) Terms and Conditions. The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any.

(c) Additional Provisions Relating to Restricted Stock.

(1) Dividends. Participants holding shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such shares, unless otherwise provided by the Board. If any such dividends or distributions are paid in shares, or consist of a dividend or distribution to holders of Common Stock other than an ordinary cash dividend, the shares, cash or other property will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid. Each dividend payment will be made no later than the end of the calendar year in which the dividends are paid to stockholders of that class of stock or, if later, the 15th day of the third month following the date the dividends are paid to stockholders of that class of stock.

(2) Stock Certificates. The Company may require that any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and be deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). After the expiration of the applicable restriction periods, upon request of a Participant or as otherwise determined by the Company, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s then living spouse, or, if none, the Participant’s estate.

7.	Other Stock-Based Awards

Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock-Based Awards”), including without limitation stock appreciation rights and Awards entitling recipients to receive shares of Common Stock to be delivered in the future. Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine. Subject to the provisions of the Plan, the Board shall determine the conditions of each Other Stock-Based Award, including any purchase price applicable thereto.

8.	Adjustments for Changes in Common Stock and Certain Other Events

(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the number and class of securities and exercise price per share of each outstanding Option, (iii) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Stock Award, and (iv) the terms of each other outstanding Award shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(b) Change in Control

(1) Definition. Unless otherwise specifically provided in an Award agreement, a “Change in Control” shall be deemed to have occurred upon the first to occur of:

(i) any “person” (as such term is used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) becoming a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing either (A) more than a majority of the voting power of the then outstanding securities of the Company, or (B) more than a majority of the aggregate fair market value of the then outstanding securities of the Company; provided, however, that a Change in Control shall not be deemed to occur as a result of (x) a transaction in which the Company becomes a subsidiary of another corporation and in which the stockholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such stockholders to more than majority of all votes to which all stockholders of the parent corporation would be entitled in the election of directors, or (y) a transaction in which the person acquires newly issued securities of the Company in exchange for an investment in the Company; or

(ii) the consummation of either: (A) a merger, share exchange, consolidation or reorganization of the Company where the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger, share exchange, consolidation or reorganization, shares entitling such stockholders to either (x) more than a majority of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors, or (y) more than a majority of the aggregate fair market value of then outstanding securities of the Company; or (B) a sale or other disposition of all or substantially all of the assets of the Company.

(2) Consequences of a Change in Control on Awards Other than Restricted Stock Awards. In connection with a Change in Control, the Board may take any one or more of the following actions as to all (or any portion of) outstanding Awards other than Restricted Stock Awards on such terms as the Board determines: (i) provide that Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) in compliance with the applicable provisions of the Code, including Code Sections 409A, 422 and 424, (ii) upon written notice to a Participant, provide that the Participant’s unexercised Options or other unexercised Awards will terminate immediately prior to the consummation of such Change in Control unless exercised by the Participant within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Change in Control, (iv) in the event of a Change in Control under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Change in Control (the “Acquisition Price”), make or provide for a cash payment to a Participant equal to the excess, if any, of (A) the Acquisition Price times the number of shares of Common Stock subject to the Participant’s Options or other Awards (to the extent the exercise price does not exceed the Acquisition Price) less (B) the aggregate exercise price of all such outstanding Options or other Awards and any applicable tax withholdings, in exchange for the termination of such Options or other Awards, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof) and (vi) any combination of the foregoing. In taking any of the actions permitted under this Section 8(b), the Board shall not be obligated by the Plan to treat all Awards, or all Awards of the same type, identically.

For purposes of clause (i) above, an Option shall be considered assumed if, following consummation of the Change in Control, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Change in Control, the consideration (whether cash, securities or other property) received as a result of the Change in Control by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Change in Control (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Change in Control is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) with equivalent in value (as determined by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Change in Control.

Except as may be otherwise determined by the Board and set forth in any individual stock option agreement, if (a) upon the consummation of a Change in Control any Option is assumed, or a substantially equivalent award is substituted, by the acquiring or succeeding corporation (in accordance with Section 8(b)(2)(i) above) and (b) within twelve (12) months following such Change in Control the Participant’s status as a Service Provider is terminated by the acquiring or succeeding corporation without Cause (as defined below) or by the Participant for Good Reason (as defined below), then, immediately upon the effective date of such termination, such Option shall vest and become exercisable as to 100% of the Total Number of Shares (as defined in the applicable stock option agreement), it being understood that in no event shall the Participant be entitled to exercise the Option to purchase greater than the Total Number of Shares as a result of this provision.

(3) Consequences of a Change in Control on Restricted Stock Awards. Upon the occurrence of a Change in Control other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Change in Control in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award. Upon the occurrence of a Change in Control involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock Awards then outstanding shall automatically be deemed terminated or satisfied.

Except as may be otherwise determined by the Board and set forth in any individual restricted stock purchase agreement, if within twelve (12) months following a Change in Control the Participant’s status as a Service Provider is terminated by the acquiring or succeeding corporation without Cause or by the Participant for Good Reason, then, immediately upon the effective date of such termination, the Right of Repurchase (as defined and set forth in the applicable restricted stock purchase agreement) shall lapse as to 100% of the Total Number of Shares (as defined in the applicable restricted stock purchase agreement).

(4) Cause For the purposes of Sections (8)(b)(2) and (8)(b)(3) above, if the Participant is party to an agreement with the Company that contains an applicable definition of “cause” and/or “Good Reason”, “Cause” and/or “Good Reason” shall have the meaning(s) ascribed to such term(s) in such agreement. Otherwise, “Cause” shall mean any (i) failure by the Participant to consistently perform Participant’s duties for the Company; (ii) material act of malfeasance, fraud, dishonesty or breach of fiduciary duty by the Participant; (iii) conviction of the Participant for a felony or other crime of moral turpitude; or (iv) willful misconduct by the Participant which adversely affects the business or reputation of the Company, all as determined by the Board which determination shall be conclusive, and “Good Reason” shall mean a material reduction in the annual cash compensation payable to the Participant after such Change in Control (other than in connection with a general reduction of annual cash compensation applicable to all Participants in similar positions), or the relocation of the place of business at which the Participant is principally located to a location that is greater than fifty (50) miles from the current site.

9.	General Provisions Applicable to Awards

(a) Transferability of Awards. Except as the Board may otherwise expressly determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b) Documentation. Unless otherwise expressly determined by the Board, each Incentive Stock Option shall be evidenced by a Notice of Incentive Stock Option and Incentive Stock Option Agreement substantially in the form attached as Exhibit A, each Nonstatutory Stock Option shall be evidenced by a Notice of Nonstatutory Stock Option and Nonstatutory Stock Option Agreement substantially in the form attached as Exhibit B, and each Restricted Stock Award shall be evidenced by a Summary of Restricted Stock Purchase and Restricted Stock Purchase Agreement substantially in the form attached as Exhibit C. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, termination of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

(e) Withholding. The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise or release from forfeiture of an Award or, if the Company so requires, at the same time as is payment of the exercise price unless the Company determines otherwise. If provided for in an Award or approved by the Board in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares surrendered to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(f) Amendment of Award.

(1) The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

(2) The Board may, without stockholder approval, amend any outstanding Award granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Award provided that such amended exercise price is at least equal to the then-current Fair Market Value. The Board may also, without stockholder approval, cancel any outstanding award (whether or not granted under the Plan) and grant in substitution new Awards under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled award.

(g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules, regulations or contracts of the Company.

(h) Acceleration. The Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

10.	Miscellaneous

(a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend or otherwise and the exercise price of and the number of shares subject to such Option are adjusted as of the effective date of the stock split (rather than as of the record date for such dividend or stock split), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(c) Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board. No Awards shall be granted under the Plan after the expiration of 10 years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company’s stockholders, but Awards previously granted may extend beyond that date.

(d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time; provided, however, that if at any time the approval of the Company’s stockholders is required as to any modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 10(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment does not materially and adversely affect the rights of Participants under the Plan.

(e) Authorization of Sub-Plans. The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to this Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

(f) Compliance with Code Section 409A. It is intended that all Awards granted hereunder be either exempt from, or issued in compliance with, Code Section 409A. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Code Section 409A is not so exempt or compliant, or for any action taken by the Board.

(g) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware, as to matters within the scope thereof, and the internal laws of the State of North Carolina (without reference to conflict of law provisions), as to all other matters.

* * * * * * * *

LIPOSCIENCE, INC.

2007 STOCK INCENTIVE PLAN

CALIFORNIA SUPPLEMENT

Pursuant to Section 10(e) of the Plan, the Board has adopted this supplement for purposes of satisfying the requirements of Section 25102(o) of the California Law:

Any Awards granted under the Plan to a Participant who is a resident of the State of California on the date of grant (a “California Participant”) shall be subject to the following additional limitations, terms and conditions:

1.	Additional Limitations on Awards.

(a) Generally. The terms of all Awards granted to a California Participant under Sections 5, 6 or 7 of the Plan shall comply, to the extent applicable, with Section 260.140.41 or Section 260.140.42 of the California Regulations.

(b) Maximum Duration of Options. No Options granted to California Participants shall have a term in excess of 10 years measured from the Option grant date.

(c) Minimum Exercise Period Following Termination. Unless a California Participant’s employment is terminated for cause (as defined by applicable law, the terms of any contract of employment between the Company and such Participant, or in the instrument evidencing the grant of such Participant’s Option), in the event of termination of employment of such Participant, such Participant shall have the right to exercise an Option, to the extent that he or she was otherwise entitled to exercise such Option on the date employment terminated, until the earlier of the Option expiration date or: (i) at least six months from the date of termination, if termination was caused by such Participant’s death or “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code) and (ii) at least 30 days from the date of termination, if termination was caused other than by such Participant’s death or “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code).

2.	Additional Requirement to Provide Information to California Participants. The Company shall provide to each California Participant and to each California Participant who acquires Common Stock pursuant to the Plan, not less frequently than annually, copies of annual financial statements (which need not be audited). The Company shall not be required to provide such statements to key employees whose duties in connection with the Company assure their access to equivalent information.

3.	Additional Limitations on Timing of Awards. No Award granted to a California Participant shall become exercisable, vested or realizable, as applicable to such Award, unless the Plan has been approved by the holders of at least a majority of the Company’s outstanding voting securities within 12 months before or after the date the Plan was adopted by the Board.

4.	Additional Limitations Relating to Definition of Fair Market Value. For purposes of Section 1(b) and 2(a) of this supplement, “Fair Market Value” shall be determined in a manner not inconsistent with Section 260.140.50 of the California Regulations.

5.	Additional Restriction Regarding Recapitalizations, Stock Splits, Etc. For purposes of Section 8 of the Plan, in the event of a stock split, reverse stock split, stock dividend, recapitalization, combination, reclassification or other distribution of the Company’s securities, the number of securities allocated to each California Participant must be adjusted proportionately and without the receipt by the Company of any consideration from any California Participant.

A - 2

EXHIBIT A

Notice of Incentive Stock Option

and

Incentive Stock Option Agreement

EXHIBIT B

Notice of Nonstatutory Stock Option

And

Nonstatutory Stock Option Agreement

EXHIBIT C

Summary of Restricted Stock Purchase and Restricted Stock

Purchase Agreement

FIRST AMENDMENT OF THE

LIPOSCIENCE, INC. 2007 STOCK INCENTIVE PLAN

THIS FIRST AMENDMENT to the LipoScience, Inc. Stock Incentive Plan (the “Plan”) is effective December 22, 2008.

WHEREAS, the Board of Directors (the “Board”) of LipoScience, Inc. a Delaware corporation (the “Company”), has adopted, and the stockholders of the Company have approved the Plan; and

WHEREAS, the Board has approved this amendment of the Plan in order to increase the number of shares of Common Stock of the Company issuable pursuant to awards granted under the Plan by 510,000 shares, from 1,298,043 to 1,808,043 shares.

NOW, THEREFORE, the Plan shall be amended as follows:

1. The first sentence of Paragraph 4 of the Plan shall be deleted in its entirety and the following substituted in lieu thereof:

“Subject to adjustment under Section 8, Awards may be made under the Plan for up to 1,808,043 shares of the Common Stock of the Company, $0.001 par value per share (the “Common Stock).”

2. Except as amended herein, the terms and provisions of the Plan shall remain unchanged and in full force and effect.

SECOND AMENDMENT OF THE

LIPOSCIENCE, INC. 2007 STOCK INCENTIVE PLAN

THIS SECOND AMENDMENT to the LipoScience, Inc. (the “Company”) Stock Incentive Plan (the “Plan”) is effective November 2, 2009.

WHEREAS, the Board of Directors (the “Board”) of the Company has adopted, and the stockholders of the Company have approved the Plan; and

WHEREAS, the Board has approved this amendment of the Plan in order to increase the number of shares of Common Stock of the Company issuable pursuant to awards granted under the Plan by 600,000 shares, from 1,808,043 to 2,408,043 shares.

NOW, THEREFORE, the Plan shall be amended as follows:

1. The first sentence of Paragraph 4 of the Plan shall be deleted in its entirety and the following substituted in lieu thereof:

“Subject to adjustment under Section 8, Awards may be made under the Plan for up to 2,408,043 shares of the Common Stock of the Company, $0.001 par value per share (the “Common Stock).”

2. Except as amended herein, the terms and provisions of the Plan shall remain unchanged and in full force and effect.

THIRD AMENDMENT OF THE

LIPOSCIENCE, INC. 2007 STOCK INCENTIVE PLAN

THIS THIRD AMENDMENT to the LipoScience, Inc. Stock Incentive Plan (the “Plan”) is effective July 29, 2010.

WHEREAS, the Board of Directors (the “Board”) of LipoScience, Inc. a Delaware corporation (the “Company”), has adopted, and the stockholders of the Company have approved the Plan; and

WHEREAS, the Board has approved this amendment of the Plan in order to increase the number of shares of Common Stock of the Company issuable pursuant to awards granted under the Plan by 900,000 shares, from 2,408,043 to 3,308,043 shares.

NOW, THEREFORE, the Plan shall be amended as follows:

1. The first sentence of Paragraph 4 of the Plan shall be deleted in its entirety and the following substituted in lieu thereof:

“Subject to adjustment under Section 8, Awards may be made under the Plan for up to 3,308,043 shares of the Common Stock of the Company, $0.001 par value per share (the “Common Stock).”

2. Except as amended herein, the terms and provisions of the Plan shall remain unchanged and in full force and effect.